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•	The following interview was given by Michael Dell on March 8, 2013

NPR: Michael Dell, thank you so much for joining us.

MICHAEL DELL: Thanks for having me. It’s good to be with you.

NPR: If things go your way, how do you see this company in five years?

MICHAEL DELL: Dell is really evolving towards the ability to provide end-to-end solutions for our customers. And, of course, we started out with PCs and servers. And as the company has grown and developed now almost three decades, what we’ve found is that products alone were unable to solve all the challenges and opportunities that the customers have presented us. So you’ve seen us move aggressively into services, software, deeper into the data center, so we can really address the larger challenges that our customers have.

So I think you’ll see Dell continue along this path of being able to really solve all the challenges that customers have with respect to IT.

So let me give you an example. In health care Dell today is the world leader in health care IT. What that means is that we provide the IT systems for thousands of hospitals, evidence-based medicine systems, claims systems, affiliated physician systems. We store over 5.5 billion medical images in our secure cloud.

And when we go and talk to a hospital, we’re talking about improving patient outcomes. We’re not talking about boxes and switches and ports. Yes, we do all those things, too, but what we’re really talking about are the things that are relevant to them. And I think you’ll see Dell move very much in this direction of being able to provide complete solutions.

NPR: When I think of your brand, though, I think of a company that has a genius for very efficiently making devices. And you’re saying there’s something else there that you can leverage.

MICHAEL DELL: Devices continue to be important, and PCs haven’t gone away. Certainly there are all kinds of new devices on the scene as well with smart phones and tablets. And, of course, a lot of IT also occurs outside the devices, right? There’s the data center. And Dell is the leader in North America in x86 servers and leader in Asia, and very close to being the leader worldwide actually.

NPR: What kind of servers?

MICHAEL DELL: These are x86 servers. So these are the servers that power the Internet. These are the servers that run all of the mainstream applications and environments that customers use every single day. Workloads are moving off of big mainframes and minicomputers, and Dell has been the key company that has really embraced open standards and allowed customers to free themselves from these older environments.

NPR: Let’s talk about two of the technological trends at the moment, of the moment, and how Dell fits in. I’m thinking mobile, the move to mobile devices. I’m also thinking about the so-called cloud where we keep our stuff, our documents, our photos, our music on far-away corporate computers. How does Dell fit into those two major trends?

MICHAEL DELL: Well, these are important trends, and cloud is not just a buzzword, it’s really changing the way IT gets done. It’s enabling customers to access the benefits of IT more readily and more easily. And we’re involved in this in many different aspects.

Many customers are building their own private clouds, and we’re, in fact, a leading supplier of the tools and capabilities to help a customer stand up a private cloud.

NPR: This is a company that would do that?

MICHAEL DELL: Absolutely. A lot of companies are out there standing up their private clouds. We provide them the products and services to go do that.

Many customers as well want to link that private cloud perhaps to our cloud, to extend the capabilities of that.

And then there are all these public clouds, all of the social networks, all sorts of services companies that are providing software as a service, and Dell is the leading provider of servers and storage and networking to those companies as well.

So we participate in this in many areas.

Now, one of the — there are a couple of impediments to moving to the cloud. One is security, and the other is how do you integrate the cloud with all the other stuff that you had before. And so these are areas where Dell is very active as well. We have a substantial IT security business, and we help customers integrate over a million transactions a day between let’s say older on-premises applications and cloud-based applications.

NPR: So we’re talking a critical moment for the future of your company. Tell me about where your head is at as we get to the middle part of March 2013.

MICHAEL DELL: Well, it’s a very exciting time for our company. Our board recently announced that it agreed with myself and a firm called Silver Lake to take the company private, which means the company will be even more founder led than it was in its first few decades.

NPR: Yeah, you being the founder?

MICHAEL DELL: That’s correct.

And so I think this is very good for our customers. It gives our shareholders an opportunity to take advantage of some of the benefits of the things that we’re doing as a company if they’re successful, without taking on all the risks that I and Silver Lake will bear.

NPR: And this is going to be good for your shareholders?

Is this something that you feel uncomfortable talking about?

MICHAEL DELL: You know, I think — thank you for your question. I think you should direct the question to the company.

NPR: You bet.

NPR: Let me try something else. I was just talking to a business consultant from the Altimeter Group, Brian Solace (ph), and I said, what should I ask Michael Dell; I’m going to see him in a little bit. And he said something interesting. He said, and I think you’re not going to agree with him but let me try it on you. He said that what you need to do for the company — and I know advice is cheap — is to go back to the time when you were in that dorm room forming this company originally and find that kind of passion, and he says stop worrying so much about your shareholders.

MICHAEL DELL: Well, look, I think the unique aspect that helped drive the company’s success is the incredible connection that we have with our customers. And, you know, today we interact with on an annual basis about 2 billion customer interactions a year. That gives us some very unique insights. Along the way we’ve built a company with 110,000 people, serving, you know, hundreds of millions of customers around the world. Billions of users, tens of millions of companies use our products. And I think the opportunity to capture those customer insights and then innovate around those is extremely powerful. And that’s what we’ll continue to do. And really being able to think about that, you know, long term context I think is very, very powerful.

NPR: Now, I was asking about your mindset before. Help me understand this: How did Dell — how did this company get to the stage where you had to contemplate wrenching changes like this — new opportunities but a big change is being contemplated — how did you get to this stage?

MICHAEL DELL: You know, when I think about our business, the company started as a product company. And as I mentioned earlier, we grew quite successfully as a product company. And in the first eight years we grew 80 percent per year. The first six years after that we grew 60 percent per year, so a tremendous amount of growth.’

But as we looked that, we said, hey, a lot of the additional opportunities are beyond products themselves. And if you look at the overall IT market, it’s actually about a $3 trillion industry. And so a lot of those opportunities have taken us into services, into software, expanding into emerging markets.

So you’ve seen — you see a very different Dell today than you did five years ago.

And so we’ve invested $10 billion in the last several years organically and inorganically through acquisitions to be able to essentially create this full range of end-to-end services.

NPR: But you have a lot of work to do. Do you at some level blame yourself for the work that has to be done now?

MICHAEL DELL: Well, this isn’t necessarily easy stuff. I mean, what we’re doing is building broad new capabilities, and I think, you know, our customers resonate with that. So we’re seeing a lot of acceptance as we’re building out these new solutions. You know, we’re seeing good acceptance.

NPR: Let me ask you, as we wrap this up, this is a company with roots in this part of Texas, in the Austin area. Why keep it here? No temptation to move to the southwest portion of the San Francisco Bay or anything?

MICHAEL DELL: No. In fact, I think companies are coming the other way. You know, Texas is a great place to do business. We’ve been very fortunate to be here. It’s been a fantastic place to attract and grow talent, and just been really pleased. The quality of life here is fantastic, very rich culture.

What I’ll also tell you about any company, especially great companies, you find a great company, you’ll find a great university nearby. And we have that here in Austin. We have a fantastic sort of physical plant in terms of the surroundings, and it’s just a wonderful place.

NPR: The company supports South by Southwest, especially the interactive part. What do you get out of it, what does the company get out of it?

MICHAEL DELL: You know, interactive brings together professionals, entrepreneurs, enthusiasts, and it’s a great opportunity for us to show off our latest stuff, participate in panels right here in our backyard. And so we’re all in and we love it.

NPR: Tech for tech’s sake is one thing, tech for fun and profit is another, but what about tech to change the world? I know that you’ve spent a lot of time focusing through, for instance, your foundation on urban poverty issues, childhood education. How does tech fit into that work?

MICHAEL DELL: You know, the largest opportunities and challenges in the world are really heavily influenced by technology, and technology can help address those. So you think about what’s going on in education, in health care, in the environment, energy, technology is actually a big part of the solution.

And our foundation, you know, using some of the opportunities I’ve had personally in creating this company, has given us a chance to really make a big difference in areas like education, health care. You know, we created a scholarship program, one of the larger ones here in the United States, a couple thousand scholarships for college students. And using technology we’ve been able to keep in touch with those students, and they’ve experienced a graduation rate which is kind of more than 85 percent, which is substantially above other scholarship programs.

I think also broadly if we step back and look at what we’re doing inside our business, again technology is the primary solution to the largest challenges out there. So that’s an exciting thing for us. We may not go solve all those problems ourselves but the products and services that we create will indeed solve them.

NPR: Michael, you’re working pretty hard these days. Is it still fun for you?

MICHAEL DELL: Yeah, it’s a lot of fun. I mean, we’re doing epic stuff here. And this is about growth, it’s about the long term in our business, it’s about doing the right things for our customers and creating the next generation of growth and success in our business.

NPR: Michael Dell, CEO, founder, Dell, thank you very much.

MICHAEL DELL: Thank you.

NPR: For fun, do you remember your first computer?

MICHAEL DELL: Sure.

NPR: Can I ask you about it?

MICHAEL DELL: Sure.

NPR: This is for the website and no other.

Michael, my son just resurrected a Commodore 64. He bought two on eBay. Neither of them worked. He got them to work. I was very proud of him. He’s 23, very clever guy. That was many people’s first computer. Do you remember yours?

MICHAEL DELL: Well, I’m a little older than your son. My first computer was in 7th grade at Johnson Jr. High School, and Mrs. Darby’s math class, and it was a teletype terminal. And we would write programs and send them off to a mainframe somewhere, and the answer would come back, and that was my first experience. Then I started reading Byte Magazine, learning about the microprocessor, and this was sort of at the dawn of the age of the personal computer, so an incredibly exciting time to be alive and ultimately a few years later starting a business.

NPR: You were writing, what was it, BASIC or something?

MICHAEL DELL: Started writing in BASIC, then kind of moved into Assembly Language, and —

NPR: Wow, Assembly Language. That got serious fast.

MICHAEL DELL: Yeah, well, it’s faster in terms of the results and the output and fun, fun and interesting.

NPR: Michael, thank you.

MICHAEL DELL: Thank you.

END

Forward-looking Statements

Any statements in these materials about prospective performance and plans for the Company, the expected timing of the completion of the proposed merger and the ability to complete the proposed merger, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; (3) the failure to obtain the necessary financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; and (5) the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in the materials represent our views as of the date hereof. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended February 3, 2012, which was filed with the SEC on March 13, 2012, under the heading “Item 1A—Risk Factors,” and in subsequent reports on Forms 10–Q and 8–K filed with the SEC by the Company.

Additional Information and Where to Find It

In connection with the proposed merger transaction, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. These materials do not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://content.dell.com/us/en/corp/investor-financial-reporting.aspx or by directing a request to: Dell Inc. One Dell Way, Round Rock, Texas 78682, Attn: Investor Relations, (512) 728-7800, investor_relations@dell.com.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended February 3, 2012 and in its definitive proxy statement filed with the SEC on Schedule 14A on May 24, 2012.